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                                                                    EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                          AS OF THE DISTRIBUTION DATE


                                                                 PERCENTAGE OF
                                                                 VOTING STOCK
                                                                    OWNED OR
                                                  PLACE OF       CONTROLLED BY
NAME                                            INCORPORATION    THE REGISTRANT
----                                            -------------    --------------
Midas, Inc. (Registrant) .....................    Delaware
Midas International Corporation ..............    Delaware            100
Midas Euro, Inc. .............................    Delaware            100
Midas FSC, Inc. ..............................    Barbados            100
Midas Realty Corporation .....................    Delaware            100
Midas Properties, Inc. .......................    New York            100
Muffler Corporation of America ...............    Illinois            100
Midas Mufflers (Vic.) Pty. Ltd. ..............    Australia           100
Midas Australia Pty. Ltd. ....................    Australia           100
Midas Illinois, Inc. .........................    Illinois            100
Midas Europe S.A.M. ..........................    Monaco              100
Midas Italy, Inc. ............................    Delaware            100
Midas Italia S.R.L. ..........................    Italy               100
Midas Spain, Inc. ............................    Delaware            100
MDS Automotive Holdings B.V. .................    Netherlands         100
Midas Automotive International B.V. ..........    Netherlands         100
Midas France S.A. ............................    France              100
Midas S.A. ...................................    Belgium             100
Carex Uitlaatcenter N.V. .....................    Belgium             100
Midas Canada Holdings, Ltd. ..................    Canada              100
Midas Canada, Inc. ...........................    Canada              100
Midas Silenciador, S.A. ......................    Spain               100
Midas Realty Corp. of Canada, Inc. ...........    Canada              100
Midas Autoservice GmbH .......................    Austria             100
Midas Schweiz AG .............................    Switzerland         100

  The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.